                                                               EXHIBIT (5)(d)(i)
                                                        DATED: DECEMBER 16, 1996

                                SCHEDULE A TO THE
                        SUB-INVESTMENT ADVISORY AGREEMENT
               BETWEEN FIRST OF AMERICA INVESTMENT CORPORATION AND
                        GULFSTREAM GLOBAL INVESTORS, LTD.

NAME OF FUND                  DATE                     COMPENSATION
------------                  ----                     ------------
Parkstone International       March 1, 1995            Annual Rate of .50% of the first $50
Discovery Fund                                         Million of the average daily net assets
                                                       under management pursuant to agreements
                                                       with First of America Investment
                                                       Corporation, .45% of the average daily
Parkstone Balanced            March 1, 1995            net assets between $50 Million and $100
Allocation Fund (formerly                              Million, .40% of the average daily net
the Parkstone Balanced                                 assets between $100 Million and $400
Fund)                                                  Million, and .30% of the average daily
                                                       net assets above $400 Million, provided,
                                                       the minimum annual fee shall be $75,000.

Parkstone Emerging                                     Annual Rate of .50% of the average daily
Markets Fund                  March 1, 1995            net assets under management pursuant to
                                                       agreements with First of America
                                                       Investment Corporation

Parkstone Conservative        December 16, 1996        Annual Rate of .50% of the first $50
Allocation Fund                                        Million of the average daily net assets
                                                       under management pursuant to agreements
Parkstone Aggressive          December 16, 1996        with First of America Investment
Allocation Fund                                        Corporation, .45% of the average daily
                                                       net assets between $50 Million and $100
                                                       Million, .40% of the average daily net
                                                       assets between $100 Million and $400
                                                       Million, and .30% of the average daily
                                                       net assets above $400 Million, provided,
                                                       the minimum annual fee shall be $75,000.

                                     FIRST OF AMERICA INVESTMENT CORPORATION



                                     By:       /s/ Richard A. Wolf
                                              ---------------------------------
                                              Richard A. Wolf
                                     Its:     President

                                     GULFSTREAM GLOBAL INVESTORS, LTD.

                                     By: Tull, Doud, Marsh & Triltsch, Inc.
                                              General Partner


                                     By:       /s/ C. Thomas Tull
                                              ---------------------------------
                                              C. Thomas Tull
                                     Its:     President